UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cleveland Cliffs published a news release on January 3, 2005 as follows:

Cleveland-Cliffs Announces Convertibility of Preferred Stock

CLEVELAND, OH -- January 3, 2005 -- Cleveland-Cliffs Inc (NYSE: CLF) today announced that, due to the satisfaction of a condition to the conversion right of the holders of its 3.25% redeemable cumulative convertible perpetual preferred stock, the preferred stock may be surrendered for conversion at any time during the fiscal quarter ending March 31, 2005. The condition was satisfied because the closing share price of Cleveland-Cliffs’ common shares for at least 20 trading days of the last 30 trading days of the fiscal quarter ended December 31, 2004 exceeded 110% of the then applicable conversion price of the preferred stock. The satisfaction of this condition allows conversion of the preferred stock during the fiscal quarter ending March 31, 2005 only. Conversion may continue after such quarter if certain conditions set forth in Cleveland-Cliffs’ amended articles of incorporation are satisfied.

As a result of the two-for-one stock split of Cleveland-Cliffs’ common shares effective on December 31, 2004, and the payment of a cash dividend to holders of record of the common shares as of the close of business on November 19, 2004, the conversion ratio on the Company's preferred stock has adjusted accordingly to 32.3354 common shares per share of preferred stock. This equates to an adjusted conversion price of approximately $30.93 per common share, subject to further adjustment in certain circumstances including payment of dividends on the common shares.

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

* * * * *

References in this news release to "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainty.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

January 3, 2005	By:	Donald J. Gallagher

Name: Donald J. Gallagher
Title: Senior Vice President, CFO and Treasurer